UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): March 3, 2022

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition and Appointment of Executive Chairman
On March 3, 2022, the Board of Directors (the “Board”) of Willis Lease Finance Corporation (the “Company”) appointed Austin C. Willis, currently a member of the Board and the Company’s Senior Vice President, Corporate Development, as the Company’s Chief Executive Officer, effective April 1, 2022.
In connection with the appointment of Austin Willis, Charles F. Willis, IV, the Chairman and Chief Executive Officer, notified the Board of his decision to step down as Chief Executive Officer, effective April 1, 2022. Charles Willis will continue to serve as the Chairman of the Board and will assume the role of Executive Chairman on April 1, 2022.

Austin Willis, 41, was elected to the Board in December 2008. Prior to joining the Company, Austin Willis was the founder of J.T. Power LLC, a privately held company engaged in the business of selling commercial jet turbine engine parts and leasing commercial aircraft. He served as J.T. Power LLC's President from its founding in 2004 until 2012, when day-to-day management as President of J.T. Power LLC was transitioned to another individual, with Austin Willis continuing as Chief Executive Officer. Since 2006, he also owned and served as Chief Executive Officer of Aviation Management LLC, an aviation consulting firm, which he sold in 2014. From February 2016 until his deployment by the special forces of the U.S. Army in July 2016, Mr. Austin Willis served as the Company’s Senior Vice President, Corporate Development, a position he resumed upon his return in April 2017. Mr. Austin Willis holds a bachelor’s degree from the London School of Economics and Political Science, where he studied finance and industrial relations. Mr. Austin Willis is the son of Mr. Charles Willis.
There are no arrangements or understandings, other than the employment agreements described below, with any person pursuant to which Charles Willis and Austin Willis were appointed. In addition, there have been no transactions directly or indirectly involving either of them that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Charles F. Willis IV
On March 3, 2022, the Company entered into an employment agreement with Charles Willis in connection with his assumption of the role of Executive Chairman of the Board, effective as of April 1, 2022 (the “Charles Willis Employment Agreement”). The agreement provides that Charles Willis is entitled to an initial annual base salary of $1,097,000 and establishes his target annual bonus opportunity at 100% of his annual base salary. In addition, he will be eligible to receive awards under any Company incentive stock plan on the same terms as are generally available to senior executive officers of the Company and on terms which are in accordance with comparative market practices, and be entitled to acceleration of vesting of his equity awards upon a change in control of the Company. The agreement provides for a $1,000,000 signing bonus in recognition of Charles F. Willis IV’s contributions to the Company over 35 years, as well as certain perquisites, including personal use of Company-provided cars, the Company’s plane and the Company’s marine vessel, spousal travel benefits, certain tax gross-ups, payment of United Kingdom Visa expenses, payment of dues for a single county club, and reimbursement of legal fees in connection with negotiating the agreement and reasonable expenses incurred in performing his duties. Additionally, Charles Willis has the right to unilaterally terminate Austin Willis with or without cause during Austin Willis’ first two years of service as the Company’s Chief Executive Officer. He also has certain registration rights with respect to shares of the Company’s common stock.

The Charles Willis Employment Agreement provides for an initial term of three years, which term will be automatically renewed for one-year periods unless otherwise terminated by the Company or Charles Willis. If his employment is terminated by the Company for “cause” (as defined in the Charles Willis Employment Agreement) or if he voluntarily elects to terminate his employment, the Company must pay his unpaid salary, unpaid annual bonus, accrued vacation and other benefits through the date of his termination and, in the case of his retirement, the Company has agreed to, among other things, continue to provide medial and other insurance benefits and pay the dues for a single country club, in each case for 12 months following his retirement. If his employment is terminated by the Company without cause and without at least 12 month’s advance notice, the Company must pay his benefits through the date of his termination and his salary for up to 12 additional months after the date of his termination. Additionally, if there is such a qualifying termination or Charles Willis terminates his employment for “good reason” (as defined in the Charles Willis Employment Agreement), then he is entitled to receive the following benefits, among others: (i) payment of an amount equal to three times his annual base salary; (ii) payment of an amount equal to three times his average annual bonus during the three years prior to the year of termination; (iii) payment of his prorated annual bonus for the year of termination, subject to achievement of performance goals; (iv) immediate vesting of all outstanding equity awards; (v) provision of medical and other benefit plan coverage for three years following the termination date; and (vi) payment of dues for a single country club for three years following the termination date.

In the event of the death or permanent disability of Charles Willis, the Charles Willis Employment Agreement shall terminate and all of his outstanding equity awards will vest immediately. In addition, in the case of his permanent disability, during the three years following the termination date, the Company will, among other things: (i) provide medical and other benefit plan coverage; (ii) pay the dues for a single country club, and (iii) pay three weeks charter of the Company’s marine vessel (not to exceed $500,000 annually).

The foregoing description of the Charles Willis Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Charles Willis Employment Agreement, which will be filed as an exhibit to the Company’s Form 10-Q to be filed for the quarter ending March 31, 2022 and is incorporated herein by reference.

Employment Agreement with Austin Willis
On March 3, 2022, the Company entered into an employment agreement with Austin Willis in connection with his appointment as Chief Executive Officer of the Company, effective as of April 1, 2022 (the “Austin Willis Employment Agreement”). The agreement provides that Austin Willis is entitled to an initial annual base salary of $640,000, which will increase to $707,000 effective September 1, 2022 and $775,000 effective September 1, 2023, and establishes his target annual bonus opportunity at 90% of his annual base salary, which will increase to 100% effective January 1, 2023. In addition, he will be eligible to receive awards under any Company incentive stock plan on the same terms as are generally available to senior executive officers of the Company and on terms which are in accordance with comparative market practices, and be entitled to acceleration of vesting of his equity awards upon a change in control of the Company. The agreement provides for certain perquisites, including personal use of a Company-provided car and the Company’s plane, reimbursement of certain financial, tax and estate planning services, payment of certain monthly fees and expenses for a single social club, and reimbursement of legal fees in connection with negotiating the agreement and reasonable expenses incurred in performing his duties.

Pursuant to the Austin Willis Employment Agreement, Austin Willis will serve as the Company’s Chief Executive Officer on an at-will basis. If his employment is terminated by the Company for “cause” (as defined in the Austin Willis Employment Agreement) or if he voluntarily elects to terminate his employment, the Company must pay his unpaid salary, unpaid annual bonus, accrued vacation and other benefits through the date of his termination. If his employment is terminated by the Company without cause and without at least 6 month’s advance notice, the Company must pay his benefits through the date of his termination and his salary for up to 12 additional months after the date of his termination. Additionally, if there is such a qualifying termination or Austin Willis terminates his employment for “good reason” (as defined in the Austin Willis Employment Agreement), then he is entitled to receive the following benefits, among others: (i) payment of two times his annual base salary; (ii) payment of two times his average annual bonus during the two years prior to the year of termination (or the greater of (a) one (1) year or (b) the target bonus for such year, “doubled” in the case of a qualifying termination that occurs prior to two annual incentive bonuses being paid to Austin Willis); (iii) distribution of his unpaid deferred compensation; (iv) accelerated vesting of restricted stock scheduled to vest during the two years following the termination date; and (v) provision of medical and other benefit plan coverage for two years following the termination date.

In the event of the death or permanent disability of Austin Willis, the Austin Willis Employment Agreement shall terminate and his outstanding equity awards will vest as follows: (i) all unvested restricted stock and stock options shall vest in the event of his death and (ii) accelerated vesting of restricted stock and stock options scheduled to vest during the two years following the date of his permanent disability.

The foregoing description of the Austin Willis Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Austin Willis Employment Agreement, which will be filed as an exhibit to the Company’s 10-Q to be filed for the quarter ending March 31, 2022 and is incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits

(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: March 8, 2022

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and General Counsel

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